Exhibit 99.1

U.S. Auto Parts Reports Third Quarter 2016 Results

CARSON, Calif. - November 1, 2016 - U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of aftermarket automotive parts and accessories, reported results for the third quarter ended October 1, 2016. All information and data excludes AutoMD unless specifically noted.

Third Quarter 2016 Financial Highlights vs. Year-Ago Quarter

•	Net sales up 4% to $73.5 million

•	Gross margin increased 80 basis points to 30.5%

•	Net income remained relatively flat at $0.4 million, or $0.01 per diluted share

•	Adjusted EBITDA (a non-GAAP measure defined below) increased 10% to $3.1 million

•	Ended the quarter with no revolver debt compared to $8.3 million at October 3, 2015

Third Quarter 2016 Operational Highlights vs. Year-Ago Quarter

•	Total online orders increased by 12% to 846,000 orders

•	Conversion increased 10 basis points to 1.9%

Management Commentary
“Q3 marks our third consecutive quarter of GAAP profitability, driven by the continued focus on our higher-margin private label business,” said Shane Evangelist, CEO of U.S. Auto Parts. “In fact, private label sales increased 12%, which led to an 80 basis point improvement in gross margin. We also maintained our net cash position during the quarter with a zero balance on our revolver debt. As we close out the year, we plan to continue to execute our profitability initiatives and carry this momentum into 2017.”

Exhibit 99.1

Third Quarter 2016 Financial Results
Net sales in the third quarter of 2016 increased 4% to $73.5 million compared to $70.6 million in the year-ago quarter. The increase was largely driven by a 21% increase in online marketplace sales to $19.0 million.

Gross profit in the third quarter of 2016 increased 7% to $22.4 million compared to $21.0 million in the year-ago quarter. As a percentage of net sales, gross profit increased 80 basis points to 30.5% compared to 29.7% in the year ago quarter. The increase in gross margin was primarily driven by a higher mix of private label sales, which were 65% of net sales compared to 60% in the year-ago quarter. The increase was also driven by freight and warehouse supplies savings.

Total operating expenses in the third quarter were $21.7 million compared to $20.4 million in the year-ago quarter. As a percentage of net sales, operating expenses were 29.6% compared to 28.9% in the year ago quarter.

Net income in the third quarter was $0.4 million, or $0.01 per diluted share, which was relatively flat compared to the year-ago quarter.

Adjusted EBITDA in the third quarter of 2016 increased 10% to $3.1 million compared to $2.8 million in the year-ago quarter.

At October 1, 2016, cash and cash equivalents totaled $5.2 million compared to $1.5 million at January 2, 2016. The Company also had no revolver debt at October 1, 2016 compared to $11.8 million at January 2, 2016.

Key Operating Metrics

	Q3 2016	Q3 2015	Q2 2016
Conversion Rate [1]	1.89%	1.75%	1.80%
Customer Acquisition Cost [1]	$7.61	$7.65	$7.54
Unique Visitors (millions) [1]	28.4	29.3	30.2
Number of Orders - E-commerce only (thousands)	537	511	544
Number of Orders - Online Marketplace (thousands)	309	244	315
Total Number of Internet Orders (thousands)	846	755	859
Revenue Capture (% Sales) [2]	84.7%	85.3%	84.0%
Average Order Value - E-commerce only	$103	$109	$109
Average Order Value - Online Marketplace	$68	$70	$71
Average Order Value - Total Internet Orders	$90	$96	$95

1.	Excludes online marketplaces and media properties (e.g. AutoMD).

2.
Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment and excludes online marketplaces and media properties (e.g. AutoMD).

2016 Outlook

U.S. Auto Parts continues to expect net sales to be up low to mid-single digits on a percentage basis compared to 2015. The Company also expects net income to range between $1.7 and $3.7 million. In addition, the Company continues to expect adjusted EBITDA to range between $13.0 and $15.0 million.

2017 Outlook

U.S. Auto Parts expects net sales to be up low to mid-single digits on a percentage basis compared to 2016. The Company also expects net income to range between $4.8 and $7.8 million. In addition, the Company expects adjusted EBITDA to range between $15.0 and $18.0 million.

Exhibit 99.1

Conference Call
U.S. Auto Parts will conduct a conference call today at 8:30 a.m. Eastern time (5:30 a.m. Pacific time) to discuss its financial results for the third quarter ended October 1, 2016.

The Company’s CEO Shane Evangelist and CFO Neil Watanabe will host the conference call, followed by a question and answer period.

Date: Tuesday, November 1, 2016
Time: 8:30 a.m. Eastern time (5:30 a.m. Pacific time)
Toll-free dial-in number: 877-407-9039
International dial-in number: 201-689-8470
Conference ID: 13647241

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website at www.usautoparts.net.

A telephone replay of the conference call will also be available on the same day through November 15, 2016.

Toll-free replay number: 844-512-2921
International replay number: 412-317-6671
Replay ID: 13647241

About U.S. Auto Parts Network, Inc.
Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including collision, engine, and performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides consumers with a broad selection of competitively priced products, all mapped by a proprietary database with applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites include www.autopartswarehouse.com, www.carparts.com, www.jcwhitney.com, and www.AutoMD.com, as well as the Company’s corporate website at www.usautoparts.net.
U.S. Auto Parts is headquartered in Carson, California.

Exhibit 99.1

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; and (e) share-based compensation expense.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense, as well as items that are not expected to be recurring. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Exhibit 99.1

Safe Harbor Statement
This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in our credit agreement, the weather, and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Company Contacts:
Neil T. Watanabe, Chief Financial Officer
U.S. Auto Parts Network, Inc.
(424) 702-1455 x421
nwatanabe@usautoparts.com

Investor Relations:
Cody Slach or Sean Mansouri
Liolios
949-574-3860
PRTS@liolios.com

Exhibit 99.1

Summarized segment information for our continuing operations from the two reportable segments for the periods presented is as follows (in millions):

	Thirteen Weeks Ended
	October 1, 2016			October 3, 2015
	Base USAP	AMD	Consol	Base USAP	AMD	Consol
Net sales	$73.45	$0.06	$73.52	$70.57	$0.08	$70.65
Gross profit	$22.37	$0.04	$22.41	$20.97	$0.08	$21.04
	30.5%	66.7%	30.5%	29.7%	100.0%	29.8%
Operating expenses	$21.73	$0.77	$22.50	$20.37	$0.90	$21.26
	29.6%	—%	30.6%	28.9%	—%	30.1%
Income (loss) from operations	$0.64	$(0.72)	$(0.08)	$0.60	$(0.82)	$(0.22)
	0.9%	—%	(0.1)%	0.9%	—%	(0.3)%
Net income (loss)	$0.36	$(0.72)	$(0.36)	$0.35	$(0.64)	$(0.29)
	0.5%	—%	(0.5)%	0.5%	—%	(0.4)%
Adjusted EBITDA	$3.13	$(0.39)	$2.74	$2.84	$(0.46)	$2.38
	4.3%	—%	3.7%	4.0%	—%	3.4%

	Thirty-Nine Weeks Ended
	October 1, 2016			October 3, 2015
	Base USAP	AMD	Consol	Base USAP	AMD	Consol
Net sales	232.20	0.18	232.38	223.31	0.19	223.50
Gross profit	70.60	0.16	70.76	63.20	0.19	63.39
	30.4%	88.9%	30.5%	28.3%	100.0%	28.4%
Operating expenses	66.49	2.31	68.80	62.32	2.41	64.74
	28.6%	—%	29.6%	27.9%	—%	29.0%
Income (loss) from operations	4.12	(2.16)	1.96	0.88	(2.22)	(1.35)
	1.8%	—%	0.8%	0.4%	—%	(0.6)%
Net income (loss)	3.17	(1.86)	1.31	(0.07)	(1.56)	(1.63)
	1.4%	—%	0.6%	—%	—%	(0.7)%
Adjusted EBITDA	11.50	(1.09)	10.41	7.43	(1.07)	6.37
	5.0%	—%	4.5%	3.3%	—%	2.9%

Exhibit 99.1

The table below reconciles net income (loss) to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended
	October 1, 2016			October 3, 2015
	Base USAP	AMD	Consolidated	Base USAP	AMD	Consolidated

Net income (loss)	$358	$(718)	$(360)	$353	$(641)	$(288)
Depreciation & amortization	1,611	286	1,897	1,539	323	1,862
Amortization of intangible assets	111	9	120	107	8	115
Interest expense, net	287	—	287	273	—	273
Taxes	(2)	(5)	(7)	(22)	(181)	(203)
EBITDA	$2,365	$(428)	$1,937	$2,250	$(491)	$1,759
Stock comp expense	$764	$43	$807	$587	$33	$620
Adjusted EBITDA	$3,129	$(385)	$2,744	$2,837	$(458)	$2,379

	Thirty-Nine Weeks Ended
	October 1, 2016			October 3, 2015
	Base USAP	AMD	Consolidated	Base USAP	AMD	Consolidated

Net income (loss)	$3,168	$(1,857)	$1,311	$(71)	$(1,555)	$(1,626)
Depreciation & amortization	4,711	890	5,601	4,571	1,047	5,618
Amortization of intangible assets	336	25	361	321	24	345
Interest expense, net	875	—	875	908	—	908
Taxes	87	(299)	(212)	67	(669)	(602)
EBITDA	$9,177	$(1,241)	$7,936	$5,796	$(1,153)	$4,643
Stock comp expense	$2,321	$154	$2,475	$1,638	$88	$1,726
Adjusted EBITDA	$11,498	$(1,087)	$10,411	$7,434	$(1,065)	$6,369

Exhibit 99.1

The table below represents our earnings per share by segment (in thousands, except for per share data):

	Thirteen Weeks Ended
	October 1, 2016			October 3, 2015
	Base USAP	AMD[1]	Consolidated	Base USAP	AMD[1]	Consolidated

Net income (loss) per share:
Numerator:
Net income (loss)	$358	$(460)	$(102)	$353	$(345)	$8
Dividends on Series A Convertible Preferred Stock	61	—	61	61	—	61
Net income (loss) available to common shares	$297	$(460)	$(163)	$292	$(345)	$(53)
Denominator:
Weighted-average common shares outstanding (basic)	34,932	—	34,932	34,018	—	34,018
Common equivalent shares from common stock options, preferred stock and warrants	1,350	—	—	1,074	—	—
Weighted-average common shares outstanding (diluted)	36,282	—	34,932	35,092	—	34,018
Basic net income (loss) per share	$0.01	$—	$—	$0.01	$—	$—
Diluted net income (loss) per share	$0.01	$—	$—	$0.01	$—	$—
1 Excludes loss attributable to noncontrolling interests.
The table below reconciles the high and low ends of our projected range of net income to projected Adjusted EBITDA for the period presented (in thousands):

	Low End 52 Weeks Ending December 31, 2016	High End 52 Weeks Ending December 31, 2016

Net income (loss)	$1,655	$3,655
Depreciation & amortization	6,349	6,349
Amortization of intangible assets	437	437
Interest expense, net	1,099	1,099
Taxes	256	256
EBITDA	$9,796	$11,796
Stock comp expense	$3,204	$3,204
Adjusted EBITDA	$13,000	$15,000

Exhibit 99.1

The table below reconciles the high and low ends of our projected range of net income to projected Adjusted EBITDA for the period presented (in thousands):

	Low End 52 Weeks Ending December 30, 2017	High End 52 Weeks Ending December 30, 2017

Net income (loss)	$4,800	$7,800
Depreciation & amortization	6,700	6,700
Amortization of intangible assets	428	428
Interest expense, net	1,176	1,176
Taxes	274	274
EBITDA	$13,378	$16,378
Stock comp expense	$1,622	$1,622
Adjusted EBITDA	$15,000	$18,000

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS
(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Net sales	$73,515	$70,648	$232,376	$223,498
Cost of sales (1)	51,101	49,606	161,616	160,110
Gross profit	22,414	21,042	70,760	63,388
Operating expenses:
Marketing	10,788	10,684	33,324	32,684
General and administrative	4,434	4,292	13,545	12,957
Fulfillment	5,596	4,881	17,292	14,919
Technology	1,560	1,292	4,275	3,830
Amortization of intangible assets	120	115	361	345
Total operating expenses	22,498	21,264	68,797	64,735
(Loss) income from operations	(84)	(222)	1,963	(1,347)
Other income (expense):
Other income, net	8	8	25	41
Interest expense	(291)	(277)	(889)	(922)
Total other expense, net	(283)	(269)	(864)	(881)
(Loss) income before income taxes	(367)	(491)	1,099	(2,228)
Income tax benefit	(7)	(203)	(212)	(602)
Net (loss) income including noncontrolling interests	(360)	(288)	1,311	(1,626)
Net loss attributable to noncontrolling interests	(258)	(296)	(773)	(799)
Net (loss) income attributable to U.S. Auto Parts	(102)	8	2,084	(827)
Other comprehensive loss attributable to U.S. Auto Parts:
Foreign currency translation adjustments	(16)	(28)	(29)	(50)
Total other comprehensive loss attributable to U.S. Auto Parts	(16)	(28)	(29)	(50)
Comprehensive income (loss) attributable to U.S. Auto Parts	$(118)	$(20)	$2,055	$(877)
Net income (loss) attributable to U.S. Auto Parts per share:
Basic net income (loss) per share	$0.00	$0.00	$0.05	$(0.03)
Diluted net income (loss) per share	$0.00	$0.00	$0.05	$(0.03)
Weighted average common shares outstanding:
Shares used in computation of basic net income (loss) per share	34,932	34,018	34,728	33,900
Shares used in computation of diluted net income (loss) per share	34,932	34,018	39,923	33,900

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands, Except Par and Liquidation Value)

	October 1, 2016	January 2, 2016
ASSETS
Current assets:
Cash and cash equivalents	$7,505	$5,537
Short-term investments	32	65
Accounts receivable, net of allowances of $90 and $17 at October 1, 2016 and January 2, 2016, respectively	2,991	3,236
Inventory	49,471	51,216
Other current assets	3,291	2,475
Total current assets	63,290	62,529
Property and equipment, net	18,005	18,431
Intangible assets, net	1,115	1,476
Other non-current assets	1,056	1,320
Total assets	$83,466	$83,756
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,130	$25,523
Accrued expenses	7,663	7,267
Revolving loan payable	—	11,759
Current portion of capital leases payable	534	521
Other current liabilities	4,146	3,854
Total current liabilities	45,473	48,924
Capital leases payable, net of current portion	9,915	10,168
Deferred income taxes	650	944
Other non-current liabilities	1,710	1,577
Total liabilities	57,748	61,613
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 4,150 shares issued and outstanding at October 1, 2016 and January 2, 2016	4	4
Common stock, $0.001 par value; 100,000 shares authorized; 34,977 and 34,137 shares issued and outstanding at October 1, 2016 and January 2, 2016	35	34
Additional paid-in capital	179,300	176,873
Accumulated other comprehensive income	456	440
Accumulated deficit	(155,107)	(157,011)
Total stockholders’ equity	24,688	20,340
Noncontrolling interest	1,030	1,803
Total equity	25,718	22,143
Total liabilities and stockholders’ equity	$83,466	$83,756

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, In Thousands)

	Thirty-Nine Weeks Ended
	October 1, 2016	October 3, 2015
Operating activities
Net income (loss) including noncontrolling interests	$1,311	$(1,626)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	5,601	5,618
Amortization of intangible assets	361	345
Deferred income taxes	(299)	(674)
Share-based compensation expense	2,475	1,726
Stock awards issued for non-employee director service	6	2
Amortization of deferred financing costs	61	61
Gain from disposition of assets	—	(13)
Changes in operating assets and liabilities:
Accounts receivable	245	261
Inventory	1,745	2,177
Other current assets	(751)	(706)
Other non-current assets	168	93
Accounts payable and accrued expenses	7,825	(460)
Other current liabilities	291	649
Other non-current liabilities	257	(105)
Net cash provided by operating activities	19,296	7,348
Investing activities
Additions to property and equipment	(4,570)	(5,800)
Proceeds from sale of property and equipment	—	13
Cash paid for intangible assets	(125)	(25)
Net cash used in investing activities	(4,695)	(5,812)
Financing activities
Borrowings from revolving loan payable	11,976	8,970
Payments made on revolving loan payable	(23,735)	(11,700)
Proceeds from stock options	734	102
Payments on capital leases	(449)	(297)
Statutory tax withholding payment for share-based compensation	(969)	(438)
Payment of liabilities related to financing activities	(100)	(100)
Preferred stock dividends paid	(61)	—
Net cash used in financing activities	(12,604)	(3,463)
Effect of exchange rate changes on cash	(29)	(50)
Net change in cash and cash equivalents	1,968	(1,977)
Cash and cash equivalents, beginning of period	5,537	7,653
Cash and cash equivalents, end of period	$7,505	$5,676
Supplemental disclosure of non-cash investing and financing activities:
Accrued asset purchases	$1,050	$902
Property acquired under capital lease	$211	$1,588
Unrealized (loss) gain on investments	(2)	(2)
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$69	$84
Cash paid during the period for interest	825	886